EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-128691 on Form S-8 of Franklin Resources, Inc. our report dated March 11, 2011, relating to the financial statements of the Franklin Templeton Profit Sharing 401(k) Plan, which appears in this Annual Report on Form 11-K of the Franklin Templeton Profit Sharing 401(k) Plan for the year ended September 30, 2010.

/s/ Perry-Smith LLP

Sacramento, California

March 11, 2011